EXHIBIT 21

LIST OF SUBSIDIARIES OF CAREERENGINE NETWORK, INC.

All of these Subsidiaries are wholly-owned, except as noted.

Name                                          State of Incorporation/Formation

Matthews & Wright, Inc.                       Delaware
Snider, Williams & Co., Inc.                  Delaware
Randolph, Hudson & Co., Inc.                  Delaware
Shaw Realty Company, Inc.                     New York
Burrows, Hayes Company, Inc.                  New York
Dover, Sussex Company, Inc.                   New York
Housing Capital Corporation                   New York
Randel, Palmer & Co., Inc.                    New York
Parker, Reld & Co., Inc.                      New York
McAdam, Taylor & Co., Inc.                    New York
Helmstar Funding, Inc.                        Pennsylvania
Ryan, Jones & Co., Inc.                       New York
CareerEngine, Inc.                            New York
Advanced Digital Networks, Inc.               New York
Alexander Edwards International, Inc.         New York

Movieplex Realty Leasing, L.L.C.*             New Jersey

* owned by Randolph, Hudson & Co., Inc. (99%) and Snider, Williams & Co., Inc. (1%)